EXHIBIT 1.A.(1)

                                     92-16

                           PRUCO LIFE INSURANCE COMPANY

                      Action by Executive Committee of the
                     Board of Directors by Unanimous Consent

     Pursuant to Section 4.12 of Article IV of the By-Laws of Pruco Life Insurance Company, an Arizona corporation, and pursuant to Section 10-44 of the Arizona General Corporation Law, the undersigned, being or acting for all of the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolutions:

R-615                      SEC EXEMPTION APPLICATION

     RESOLVED, that, in connection with the issuance of PRUvider Variable Appreciable Life Insurance Contracts, the Chairman of the Board, the President or any Vice President of the Company be and they hereby are authorized, in the name and on behalf of the Company, to sign and file, or cause to be filed, with the Securities and Exchange Commission an application, including any amendments thereto, for an order under Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable; and

     FURTHER RESOLVED, that the President or any Vice President of the Company is hereby authorized, in the name and on behalf of the Company, to take such other steps, to do such other acts and things (including, but not limited to, payment of any fees required in connection with the above-mentioned filing) and to execute and deliver such other corporate instruments, certificates and other documents as may be necessary, appropriate or desirable to consummate the matters authorized in the foregoing resolution.

R-616                       DISTRIBUTION AGREEMENT

     RESOLVED, that the form, terms and provisions of the proposed Distribution Agreement (a draft copy of which is attached hereto as Exhibit A) to be entered into by and between the Company and Pruco Securities Corporation which provides among other things, for Pruco Securities Corporation to act as the principal underwriter of PRUvider Variable Appreciable Life Insurance Contracts to be issued by the Company are hereby in all respects approved; and

     FURTHER RESOLVED, that the President or any Vice President of the Company is hereby authorized and directed in the name and on behalf of the Company to execute and deliver a Distribution Agreement with Pruco Securities Corporation substantially in the form of Exhibit A with such changes therein as shall be approved by the officer executing the same, such approval to be conclusively evidenced by the execution of the same by such officer.



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R-617                   ESTABLISHMENT OF SEPARATE ACCOUNT

     RESOLVED, that the Company hereby establishes, pursuant to Section 20-651 of the Arizona Insurance Code, a variable contract account to be designated initially as the "Pruco Life PRUvider Variable Appreciable Account" (herein "Account"); and

     FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received made pursuant to certain PRUvider Variable Appreciable Life Insurance Contracts ("Variable Contracts") of the Company sold as part of its PRUvider Variable Appreciable Life Insurance Program ("Program") and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under Variable Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Variable Contracts, in shares of The Prudential Series Fund, Inc., an open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and

     FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940 ("Investment Company Act Registration"), and to sign and file, or cause to be filed, an application, including any amendments thereto, for an order under
Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable ("Investment Company Act Application"); and

     FURTHER RESOLVED, that the Company shall as part of its Program sell Variable Contracts on a variable basis and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such Variable Contracts, to the extent they represent participating interests in the Account, under the Securities Act of 1933 ("Securities Act Registration") and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration, Investment Company Act Application and Securities Act Registration as they may find necessary or advisable from time to time; and

     FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Investment Company Act Registration, Investment Company Act Application and Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that the Senior Vice President and General Counsel of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities


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                                      92-18


and Exchange Commission relating to such Investment Company Act Registration, Investment Company Act Application and Securities Act Registration and any and all amendments thereof; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the Company's Program; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.

R-618                         ELECTION OF OFFICERS

     RESOLVED, that Joseph Grasso and Barbara Gold are hereby elected as Assistant Vice President and Assistant Secretary, respectively, of the Company, effective July 10, 1992.

R-619                      ACCEPTANCE OF RESIGNATIONS

     RESOLVED, that the resignation of Patricia E. Christian from the positions of Assistant Comptroller and Assistant Secretary of the Company is hereby accepted, effective July 10, 1992; and

     FURTHER RESOLVED, that the resignation of Phillip J. Grigg from the position of Assistant Vice President of the Company is hereby accepted, effective July 10, 1992; and

     FURTHER RESOLVED, that the resignation of George J. Katilus, Jr. from the position of Assistant Secretary of the Company is hereby accepted, effective July 10, 1992.


July 10, 1992

                                                  /s/ HELEN M. GALT
                                                  ------------------------------
                                                      Helen M. Galt

                                                  /s/ ROBERT P. HILL
                                                  ------------------------------
                                                      Robert P. Hill

                                                  /s/ I. EDWARD PRICE
                                                  ------------------------------
                                                      I. Edward Price


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